EXHIBIT 5.1


                 GALLOP, JOHNSON & NEUMAN, L.C.
                       101 S. Hanley Road
                      St. Louis, MO  63011



                         August 27, 1996




Setab Alpha, Inc.
244 B Greenyard Drive
Ballwin, MO  63011

     Re:  Registration Statement on Form S-4
          (File Number 333159)

Gentlemen:

     We have acted as special counsel to Setab Alpha, Inc., a Missouri corporation, (the "Company") in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 12,600 shares of Class A Common Stock and 6,249,679 shares of Class B Common Stock, of the Company, each having a par value $0.001 per share (collectively, the "Common Stock") proposed to be issued in connection with the merger (the "Merger") of American Artists Film Corporation, a Georgia corporation, with and into the Company as described in the Proxy Statement/Prospectus constituting a part of the Registration Statement (the "Proxy Statement/Prospectus").

     We have examined such corporate records of the Company, such laws and such other information we have deemed relevant, including the Company's Articles of Incorporation, By-Laws, resolutions adopted by the Board of Directors of the Company relating to the Merger and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies and the correctness of statements submitted to us by officers of the Company.

     Based solely on the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

     2. The Common Stock being delivered by the Company, if issued and delivered in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing of copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock in connection with the Merger.



                             Very truly yours,


                             GALLOP, JOHNSON & NEUMAN, L.C.



DJB/lsb